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                                                                    EXHIBIT 10.8

                              VITAL IMAGES, INC.
                    1992 DIRECTORS' OPTION ADJUSTMENT PLAN


     1.   Background:  Purpose of Plan.

          (a) Vital Images, Inc. (the "Company") has entered into that certain Distribution Agreement, dated as of ____________________, 1997 (the "Distribution Agreement"), between the Company and Bio-Vascular, Inc., a Minnesota corporation ("Bio-Vascular"), pursuant to which Bio-Vascular will distribute (the "Distribution") all of the outstanding shares of the Company's common stock to Bio-Vascular's shareholders of record on the Record Date (as defined in the Distribution Agreement). In connection with the Distribution, each holder of an option to purchase Bio-Vascular common stock (a "Bio-Vascular Option") as of the Record Date will be entitled to retain such Bio-Vascular Option, provided that such Bio-Vascular Option will be adjusted to reflect the Distribution (an "Adjusted Bio-Vascular Option"). In addition, as of the Record Date, each holder of a Bio-Vascular Option will also be entitled to receive an option to purchase Company common stock that will be adjusted to reflect the Distribution (an "Adjusted Company Option").

          (b) Pursuant to the terms and conditions of the applicable plans under which the Bio-Vascular Options were initially granted, the exercise price and number of shares covered by each Adjusted Bio-Vascular Option, as well as the exercise price and number of shares covered by each Adjusted Company Option, will be determined according to a formula, set forth in the Employee Benefits Agreement entered into between Bio-Vascular and the Company, that is based on the relative fair market trading values of Bio-Vascular common stock and Company common stock during the first five trading days following the Distribution Date (as defined in the Distribution Agreement). Pursuant to this formula, these adjustments will be made in such a manner that the aggregate "intrinsic value," or difference between fair market value and exercise price, of the Adjusted Bio-Vascular Option and Adjusted Company Option will equal the pre-Distribution "intrinsic value" of the Bio-Vascular Option with respect to which the adjustment and grant were made.

          (c) In order to ensure that each Adjusted Company Option is granted without any additional benefit not provided by the Bio-Vascular Option with respect to which it is granted, Adjusted Company Options will be granted under the terms of a corresponding "mirror" plan of the Company. With respect to Bio-Vascular Options granted under the Bio-Vascular, Inc. 1992 Directors' Option Plan, this Vital Images, Inc. 1992 Directors' Option Adjustment Plan (the "Plan") will serve as such a "mirror" plan. Accordingly, the sole purpose of this Plan is to provide for the grant of such Adjusted Company Options, and no additional option grants of any kind will be granted under this Plan.

     2. Definitions. Except as otherwise set forth herein, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:

          (a) "Bio-Vascular Committee" means the group of individuals administering the Bio-Vascular, Inc. 1992 Directors' Option Plan.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c)  "Common Stock" shall mean the Common Stock of the Company.
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          (d)  "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director. Continuous Status as a Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of Bio-Vascular.

          (e) "Director" shall mean a member of the Board of Directors of Bio-Vascular.

          (f) "Eligible Recipients" means any non-employee directors of Bio-Vascular who hold outstanding Bio-Vascular Options as of the Record Date.

          (g) "Employee" shall mean any person, including officers and Directors, employed by Bio-Vascular or any Parent of Subsidiary of Bio-Vascular. The payment of a director's fee by Bio-Vascular shall not be sufficient in and of itself to constitute "employment" by Bio-Vascular.

          (h) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

          (i)  "Option" shall mean an option granted pursuant to the Plan.

          (j)  "Option Stock" shall mean the Common Stock subject to an Option.

          (k) "Option Holder" shall mean an Outside Director who receives an Option.

          (l) "Outside Director" shall mean a Director who is not an Employee but who is an Eligible Recipient.

          (m) "Parent" shall mean a "parent corporation" whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

          (n) "Pool" shall mean the maximum number of shares which may be available for issuance and sale under Options granted under the Plan.

          (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be issued and sold under the Plan is 157,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4.   Administration of and Grants of Options under the Plan.

          (a) Administrator. Except as otherwise required or provided herein, the Plan shall be administered by the Board of Directors of the Company.

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          (b)  Procedure for Grants.  All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the determine the number of Shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

               (ii) Each Outside Director shall be granted an Option to purchase Shares on such terms and in such amounts as determined pursuant to Section 1 of this Plan and the agreements discussed therein (including but not limited to the Bio-Vascular, Inc. 1992 Directors' Option Plan), decreased or increased as provided in Section 11 hereof.

               (iii) Notwithstanding the provisions of subsection (ii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options held by Outside Directors plus Shares previously purchased upon exercise of Options by Outside Directors to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

               (iv) The terms of an Option granted hereunder shall be as follows:

                      (A)  The term of the Option shall be eight (8) years.

                      (B) The Option shall be exercisable only while the Outside Director remains a Director of Bio-Vascular, except as set forth in Sections 9(c) and 9(d) hereof. Once exercisable as provided in (iv) (D) below, such Option should thereafter be exercisable for a period of five (5) years.

                      (C) The exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

                      (D) The Option shall become exercisable in installments cumulatively with respect to one-third of such Option (or one-third of such Option increased or decreased as provided in Section 11 hereof) on the second, third, and fourth October 31 following the date of grant of such Option; provided, however, that no Option may be exercisable unless and until this Plan has been approved by the shareholders of the Company in accordance with Section 17 of the Plan.

          (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any

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instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Option Holders and any other holders of any Options granted under the Plan.

          (e) Cooperation Between Board and Bio-Vascular Committee. The Board and the Bio-Vascular Committee will reasonably cooperate and communicate with each other to promote the purposes of the Plan.

     5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof.

          The Plan shall not confer upon any Option Holder any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or Bio-Vascular may have to terminate his directorship at any tim.

     6. Term of Plan. The Plan shall be effective as of the Distribution Date. It shall continue in effect until May 21, 2002, unless sooner terminated under Section 13 of the Plan.

     7. Term of Option. The term of each Option shall be eight (8) years from the date of grant hereof.

     8.   Exercise Price and Consideration.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the closing bid price of the Common Stock in the over-the-counter market on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in Wall Street Journal.

          (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may be exercised until the completion of a service period, including any requirement that the Option Holder hold any shares acquired pursuant to exercise of an Option for at least six months after exercise.

          (d) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or check, or any combination of such methods of payment.

     9.   Exercise of Option.

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          (a) Procedure for Exercise; Rights as a Shareholder. Any Option
granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Option Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Option Holder as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days after the date he ceases to be a Director, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c)  Disability of Option Holder.  Notwithstanding the provisions of
Section 9(b) above, in the event a Director is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may, but only within ninety
(90) days from the date of termination of such service, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Option Holder. In the event of the death of an Option Holder.

               (i) during the term of the Option when such Option Holder was, at the time of his death, a Director and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within one year following the date of death, by the Option Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that existed at the date of death.

               (ii) within ninety (90) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within ninety
(90) days following the date of death, by the Option Holder's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.


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     10.  Non-Transferability of Options.  The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Option Holder, only by the Option Holder.

     11. Adjustments Upon Changed in Capitalization or Merger. Certain adjustments shall be made in the event that any of the following occur following the Distribution Date:

          (a) Stock Splits. Subject to any required action by the shareholders of the Company, the number of Shares subject to Options, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) Merger or Asset Sale. Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with consent of the successor corporation and the


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participant, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          (d) Change in Control. In the event of a "Change in Control" of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

               (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

               (ii) Except as otherwise determined by the Board, in its discretion, prior the occurrence of a Change in Control, the value of all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be cashed out at the Change in Control Price, (reduced by the exercise price applicable to such Options). The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

          (e) Definition of "Change in Control". For purposes of this Section 11 a "Change in Control" means the happening of any of the following, provided that it occurs after the Distribution Date:

               (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

               (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

          (f) Change in Control Price. For purposes of this Section 11, "Change in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

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

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the
Plan:
               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

               (ii) any change in the designation of the class of persons eligible to be granted Options;

               (iii) any material increase in the benefits accruing to participants under the Plan; or

               (iv) any change in the number of shares subject to Options to be granted hereunder or in the terms thereof as set forth in Section 4(b) hereof, other than in connection with an adjustment under Section 11 of the Plan.

          (b) Shareholder Approval. Shareholder approval of any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Option Holder and the Board, which agreement must be in writing and signed by the Option Holder and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option an the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchases only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Share as shall be sufficient to satisfy the requirements of the Plan; provided, however, that the Company shall be under no obligation to increase the maximum number of shares subject to the Plan as provided in Section 3.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Options or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Options or Shares as to which such requisite authority shall not have been obtained.

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     16.  Option Agreement. Options shall be evidenced by written Option
Agreements in such form as the Board shall approve.

     17.  Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company or any successor corporation which may assume this Plan and any outstanding Options at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon (or such greater number as required by the Company's Articles, Bylaws, or state of incorporation). If such shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company (or such greater number as required by the Company's Articles, Bylaws or state of incorporation).

          (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

     18. Information to Optionees. The Company shall provide to each Option Holder, during the period for which such Option Holder has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company.




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